UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-21243	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

1522 217th Place S.E., Bothell, Washington 98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Arrangement Agreement

On May 27, 2008, Sonus Pharmaceuticals, Inc., a Delaware corporation (“Sonus”), entered into an Arrangement Agreement with OncoGenex Technologies Inc., a privately held corporation existing under the federal laws of Canada (“OncoGenex”), providing for a business combination between OncoGenex and Sonus.   Under the terms of the Arrangement Agreement, Sonus will acquire all of the outstanding shares of capital stock of OncoGenex pursuant to a Plan of Arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act.  Assuming the Arrangement is completed, it would have the effect of making OncoGenex a wholly owned subsidiary of Sonus.

Upon consummation of the Arrangement, Sonus will issue to the securityholders of OncoGenex a number of shares of Sonus common stock equal to the number of common shares of Sonus outstanding immediately prior to the closing, such that immediately after the closing of the Arrangement, Sonus stockholders and OncoGenex securityholders will each own 50%, respectively, of the outstanding shares of Sonus common stock.  As of the date of the Arrangement Agreement, 37,062,049 shares of Sonus common stock were outstanding.  Assuming no additional shares of Sonus common stock are issued prior to the closing, 37,062,049 shares of Sonus common stock will be issued to OncoGenex securityholders upon the effectiveness of the Arrangement.

In addition to the shares of Sonus common stock issued upon the effectiveness of the Arrangement, the former holders of OncoGenex capital stock are also entitled to receive up to an aggregate of 25,000,000 additional shares of Sonus common stock (the “Milestone Shares”) upon the achievement of certain agreed-upon milestones, as more particularly set forth in escrow agreements to be executed prior to the closing, a form of which is attached as Appendix 1 to the Plan of Arrangement, which is attached as an exhibit to the Arrangement Agreement and incorporated herein by reference.  The 25,000,000 Milestone Shares will be placed into escrow at the closing of the Arrangement.  If the Milestone Shares are not earned within six (6) years after the closing of the Arrangement, they will be returned to Sonus for cancellation.

Each option to purchase OncoGenex Common Shares will be assumed by Sonus and will be exercisable by its holder for shares of Sonus Common Stock, as adjusted for the share exchange ratio.

The Arrangement Agreement also contemplates that, concurrently with the closing of the Arrangement and subject to the approval of Sonus stockholders, Sonus will (i) effect a reverse stock split of outstanding common stock of Sonus by a whole-number ratio of between 1-for-10 and up to 1-for-20, or by such other ratio as agreed upon by Sonus and OncoGenex pursuant to the terms of the Arrangement Agreement (the “Reverse Stock Split”); (ii) adjust the number of authorized shares of Sonus common stock such that, immediately following the Reverse Stock Split, the authorized share capital of Sonus consists of approximately two times the number of shares of Sonus common stock outstanding immediately following the closing of the Arrangement (including the Milestone Shares deposited into escrow) (collectively, the “Capital Adjustment”); and (iii) change the name of the corporation from “Sonus Pharmaceuticals, Inc.” to “OncoGenex Pharmaceuticals, Inc.” (the “Name Change”).

The Arrangement is subject to a number of closing conditions, including, without limitation, (i) the approval of the Arrangement by the securityholders of OncoGenex, (ii) the approval of the issuance of shares of Sonus common stock in respect of the Arrangement, the Reverse Stock Split, the Capital Adjustment and the Name Change by the stockholders of Sonus, (iii) the receipt of a final order from the Supreme Court of British Columbia approving the Arrangement, (iv) the exemption of the issuance of Sonus common shares and substitute options in respect of the Arrangement from U.S. securities registration requirements under section 3(a)(10) of the Securities Act of 1933, and (v) other customary closing conditions.

Sonus and OncoGenex have made customary representations, warranties and covenants in the Arrangement Agreement, including, among others, covenants (i) to hold meetings of their respective stockholders to consider the approval of the transactions contemplated by the Arrangement Agreement, and (ii) not to solicit alternative business combination transactions or enter into discussions concerning, or provide information in connection with, an alternative business combination transaction, subject to a “fiduciary-out” exception in the case of Sonus.

The Arrangement Agreement contains certain termination rights for both Sonus and OncoGenex and further provides that, upon termination of the Arrangement Agreement under certain specified circumstances, Sonus may be (or may in the future become) required to pay OncoGenex a termination fee of $500,000, plus OncoGenex’s out-of-pocket expenses up to $350,000.

The foregoing description of the Arrangement and the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement filed as Exhibit 2.1 hereto.  The Arrangement Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sonus. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sonus, OncoGenex or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Sonus’ public disclosures.

Voting Agreements

Simultaneously with the execution of the Arrangement Agreement, each of the directors and certain of the officers and principal stockholders of OncoGenex (the “OncoGenex Affiliated Securityholders”), on the one hand, and each of the directors and certain of the officers of Sonus, on the other hand, executed and delivered voting agreements (collectively, the “Voting Agreements”), pursuant to which, among other things, such parties have agreed to vote the securities held by them in favor of the Arrangement and the transactions contemplated thereby, including, with respect to Sonus, the Reverse Stock Split, the Capital Adjustment and the Name Change.

The Voting Agreements signed by the OncoGenex Affiliated Securityholders will terminate on August 31, 2008 if the Sonus proxy statement is not subject to a review by the Securities and Exchange Commission, or on September 30, 2008 if the Sonus proxy statement is reviewed by the Securities and Exchange Commission.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, forms of which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Third Amendment to Amended and Restated Rights Agreement

In connection with the Arrangement Agreement, effective as of May 27, 2008, Sonus entered into a Third Amendment to Amended and Restated Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A., as Rights Agent, which amended that certain Amended and Restated Rights Agreement, dated July 24, 2002, by and between Sonus and U.S. Stock Transfer Corporation, as predecessor Rights Agent, as amended by the First Amendment to Amended and Restated Rights Agreement, dated October 17, 2005, and the Second Amendment to Amended and Restated Rights Agreement, dated August 10, 2006 (as amended, the “Rights Agreement”).

The Amendment provides that (i) neither OncoGenex nor any of its Affiliates (as defined in the Rights Agreement), Associates (as defined in the Rights Agreement), securityholders, or group of securityholders shall be deemed an Acquiring Person (as defined in the Rights Agreement) as a result of the approval and execution of the Arrangement Agreement or the completion of the transactions contemplated thereunder, and (ii) no Stock Acquisition Date, Distribution Date or Triggering Event (each as defined in the Rights Agreement) shall be deemed to have occurred solely as a result of the approval and execution of the Arrangement Agreement or the completion of the transactions contemplated thereunder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.

Item 3.03               Material Modification of Rights of Securityholders.

The description of the Third Amendment to Amended and Restated Rights Agreement in Item 1.01 above is incorporated into this Item 3.03 by reference.

Additional Information about the Arrangement and Where to Find It

In connection with the proposed Arrangement, Sonus will file a proxy statement with the Securities and Exchange Commission.  Before making any voting or investment decision, investors and security holders are urged to carefully read the entire proxy statement when it becomes available, as well as any amendments or supplements thereto, because they will contain important information about the proposed Arrangement.  A definitive proxy statement will be sent to the stockholders of Sonus.  Investors and security holders may also obtain a free copy of the proxy statement (when available) and other documents filed by Sonus with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov.  Free copies of the proxy statement (when available) and other documents filed by Sonus with the Securities and Exchange Commission may also be obtained by requesting them in writing from Sonus at 1522 217th Place S.E., Bothell, Washington 98021, or by telephone at (425) 487-9500.

Proxy Solicitation

Sonus and OncoGenex, and certain of their directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of

Sonus, including their respective security holdings, is set forth in Sonus’ Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on April 29, 2008.  As of May 27, 2008, OncoGenex’s directors and executive officers beneficially owned approximately 1,755,019 shares, or 14.5%, of OncoGenex’s capital stock. Investors may obtain additional information regarding the interests of OncoGenex, Sonus and their respective executive officers and directors in the proposed transaction by reading the proxy statement for such transaction when it becomes available.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

2.1*	Arrangement Agreement dated May 27, 2008, by and between Sonus Pharmaceuticals, Inc., and OncoGenex Technologies Inc.

4.1	Third Amendment to Amended and Restated Rights Agreement dated May 27, 2008, by and between Sonus Pharmaceuticals, Inc. and Computershare Trust Company, N.A., as Rights Agent.

10.1	Form of OncoGenex Voting Agreement.

10.1.1	Schedule of Parties to OncoGenex Voting Agreement.

10.2	Form of Sonus Voting Agreement.

10.2.1	Schedule of Parties to Sonus Voting Agreement.

* Schedules and similar attachments to the Arrangement Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: May 30, 2008	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1*	Arrangement Agreement dated May 27, 2008, by and between Sonus Pharmaceuticals, Inc., and OncoGenex Technologies Inc.

4.1	Third Amendment to Amended and Restated Rights Agreement dated May 27, 2008, by and between Sonus Pharmaceuticals, Inc. and Computershare Trust Company, N.A., as Rights Agent.

10.1	Form of OncoGenex Voting Agreement.

10.1.1	Schedule of Parties to OncoGenex Voting Agreement.

10.2	Form of Sonus Voting Agreement.

10.2.1	Schedule of Parties to Sonus Voting Agreement.

* Schedules and similar attachments to the Arrangement Agreement have been omitted pursuant to Item 601(b)(2) of
Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.